Exhibit 3(i)1

CORNING INCORPORATED

RESTATED CERTIFICATE OF INCORPORATION

Under Section 807 of the Business Corporation Law

April 30, 2010

RESTATED CERTIFICATE OF INCORPORATION
OF
CORNING INCORPORATED
Under Section 807 of the Business Corporation Law

WE, WENDELL P. WEEKS and DENISE A. HAUSELT, being respectively, the Chairman and Secretary of Corning Incorporated, a corporation organized under the laws of the State of New York, DO HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Corning Incorporated. It was incorporated under the name of Corning Glass Works.

SECOND: The Certificate of Incorporation of the Corporation (being the Preliminary Certificate of Consolidation Forming the Corporation) was filed in the office of the Secretary of State of the State of New York on December 24, 1936.

THIRD: The text of the Certificate of Incorporation of the Corporation, as amended, is further amended as follows:

1. To delete paragraphs 4A. Series A Junior Participating Preferred Stock, 4B. Series B Convertible Preferred Stock, and 4C. Series C 7% Mandatory Convertible Preferred Stock, relating to the shares of the Corporation’s Series A Junior Participating Preferred Stock, Series B Convertible Preferred Stock and Series C 7% Mandatory Convertible Preferred Stock, none of which shares of Preferred Stock is currently outstanding and none of which will be issued subject to the Certificate of Incorporation;

2. To amend the second paragraph of paragraph 5(a) and paragraph 5(b) to provide for the declassification of the Board of Directors, which amendment was authorized by the holders of a majority of all outstanding shares of the Corporation’s Common Stock entitled to vote thereon at a meeting of the Corporation’s shareholders held on April 29, 2010; and

3. To amend the numbering of the paragraphs of the Certificate of Incorporation in connection with the foregoing amendments.

FOURTH: To effect the foregoing amendments, the Certificate of Incorporation, as amended, is hereby amended and restated to read as follows:

1. The name of the Corporation is Corning Incorporated.

2. The purposes for which the Corporation is to be formed are:

To make, manufacture, purchase, lease or otherwise acquire, dispose of or otherwise deal in and with glass, glassware, refractory, ceramic, plastic, wood and metal products, chemicals and related products, electrical, electronic and other related products, machinery, tools, materials and other articles and products, including those materials which are or may be necessary or useful for the manufacture of any of the products hereinbefore mentioned or in addition thereto; to conduct scientific and technological research; and to purchase, lease or otherwise acquire and to sell, dispose of or otherwise deal in and with any and all interest in real and personal property of any and all kinds, tangible or intangible, including patent rights, inventions, secret processes and other similar property.

3. In the absence of actual fraud or bad faith, no contract or transaction between the Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to or may be interested in any such contract or transaction of this Corporation and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested unless it be shown that he acted in the transaction in bad faith.

4. (a) The total number of shares which the Corporation may henceforth have is 3,810,000,000, of which 10,000,000 shares are to have a par value of $100 each and 3,800,000,000 are to have a par value of $.50 each, which shares shall be classified as follows:

(i) 10,000,000 shares, of the par value of $100 each, are to be Series Preferred Stock; and

(ii) 3,800,000,000 shares, of the par value of $.50 each, are to be Common Stock.

The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each class are as follows:

(b) The Preferred Stock may be issued from time to time in one or more series, each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as the Board of Directors, subject to the limitations prescribed by law or provided herein, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to the Department of State pursuant to the Business Corporation Law of the State of New York. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the fixing of the following:

(i) The number of shares to constitute the series and the distinctive designation thereof;

(ii) The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

(iii) Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Corporation, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

(vi) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

(vii) The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

(viii) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

(ix) Any other relative rights, preferences and limitations of the series.

(c) Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, before any dividends shall be declared and paid, or set apart for payment, on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or assets, with respect to the same dividend period.

(d) Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required by the terms of the certificate creating the series representing the shares outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock and after complying with all the provisions with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of any certificate creating any series of Preferred Stock with respect to the payment of dividends on any other class or classes of stock, declare and pay dividends on the Common Stock, and the Preferred Stock shall not be entitled to share therein.

(e) Upon any liquidation, dissolution or winding-up of the Corporation, after payment, if any is required, shall have been made in full to the Preferred Stock as provided in any certificate creating any series thereof, but not prior thereto, the Common Stock shall, subject to the respective terms and provisions, if any, of any such certificate, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

(f) No holder of Common Stock or any series of Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into any such stock or to any right of subscription to, or to any warrant or option for, the purchase of any stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

(g) The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise expressly provided with respect to the holders of any other class or classes of stock.

5. (a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than twenty-four persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be twenty-one unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board of Directors” means the total authorized number of directors which the Corporation would have if there were no vacancies.

Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding: (i) each director elected at the 2010 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; (ii) each director elected at the 2011 Annual Meeting of Stockholders shall be elected to hold office until the 2012 Annual Meeting of Stockholders; (iii) each director elected at the 2012 Annual Meeting of Stockholders shall be elected to hold office until the 2013 Annual Meeting of Stockholders; and (iv) at the 2013 Annual Meeting of Stockholders and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office until the next Annual Meeting of Stockholders. Each director shall hold office until the expiration of the term for which such director is elected and until such director’s successor is elected and qualified.

(b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal from office of a director or other cause shall, if occurring prior to the expiration of the term of office of such director, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is elected and qualified.

(c) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this paragraph 5 unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

(d) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.

(e) Notwithstanding any other provision of the Certificate of Incorporation and subject to the other provisions of this paragraph 5, the Board of Directors shall determine the rules and procedures that shall affect the directors’ power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board actions.

(f) The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of this paragraph 5 including this paragraph (f); provided, however, that this paragraph (f) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal, or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors.

6. (a) Certain Definitions.

For the purposes of this paragraph 6:

(i) “Business Combination” shall mean:

(A) any merger or consolidation of the Corporation or any Subsidiary with (1) an Interested Stockholder or (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

(C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

(D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

(E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (1) any class of equity securities of the Corporation or any Subsidiary or (2) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

(F) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (A) through (E) of this paragraph 6(a)(i).

(ii) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on January 1, 1985.

(iii) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1985.

(iv) “Continuing Director” shall mean (A) any member of the Board of Directors of the Corporation who (1) is neither the Interested Stockholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (2) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder, (B) any successor of a Continuing Director described in clause (A) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation, and (C) any person who is elected to the Board of Directors of the Corporation at the 1985 Annual Meeting of Stockholders and any successor thereto who is recommended or elected by the affirmative vote of a majority of the Continuing Directors then on the Board of Directors of the Corporation.

(v) “Fair Market Value” shall mean: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange—Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any similar inter-dealer quotation system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

(vi) “Interested Stockholder” shall mean any Person (other than the Corporation or any Subsidiary) who or which:

(A) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 10% or more of the voting power of the then outstanding Voting Stock of the Corporation; or

(B) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

(vii) A “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d) (2) of the Exchange Act.

(viii) “Subsidiary” shall mean any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of paragraph 6(a)(vi), shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.

(ix) “Voting Stock” shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

(b) Higher Vote for Business Combinations.

In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in paragraph 6(c), any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock of the Corporation, voting together as a single class, it being understood that, for purposes of this paragraph 6, each share of the Voting Stock of the Corporation shall have the number of votes granted to it pursuant to paragraph 4 of this Certificate of Incorporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(c) When Higher Vote is Not Required.

The provisions paragraph 6(b) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs (i) and (ii) are met:

(i) Approval by Continuing Directors. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

(ii) Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:

(A) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the “Consummation Date”), consideration, in the form specified in paragraph 6(c)(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

(1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder to which the Business Combination relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

(2) the Fair Market Value per share of such class of Voting Stock of the Corporation on the Announcement Date; and

(3) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(B) The consideration to be received by holders of a particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in paragraph 6(c)(ii) hereof shall be in cash or if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

(C) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination: (1) except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation, if any; (2) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock ) except as approved by the affirmative vote of a majority of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (3) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such an Interested Stockholder becoming an Interested Stockholder.

(D) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

(E) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

(d) Powers of Continuing Directors.

A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this paragraph 6, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock of the Corporation beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of paragraph 6(c)(ii) have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this paragraph 6.

(e) No Effect on Fiduciary Obligations.

(i) Nothing contained in this paragraph 6 shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

(ii) The fact that any Business Combination complies with the provisions of paragraph 6(c) shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(f) Amendment or Repeal.

The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding Voting Stock of the Corporation shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of this paragraph 6; provided, however, that this paragraph 6(f) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors and a majority of the Continuing Directors.

7. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this paragraph 7 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. The office of the Corporation shall be located in the City of Corning, Steuben County, New York. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is One Riverfront Plaza, Corning, New York, 14831, Attention of the Secretary.

FIFTH: The amendment of the second paragraph of paragraph 5(a) and paragraph 5(b) to provide for the declassification of the Board of Directors was authorized by resolutions duly adopted by the Board of Directors at a meeting duly called and held on February 3, 2010, at which a quorum was present and acting throughout, and, thereafter, such amendment was authorized by the holders of a majority of all outstanding shares of the Corporation’s Common Stock entitled to vote thereon at a meeting of the Corporation’s shareholders held on April 29, 2010. To effect such amendments and the other amendments reflected herein, the amendment and restatement of the Certificate of Incorporation of the Corporation, as amended, was authorized by resolutions duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on April 29, 2010 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have signed this Certificate this 30th day of April, 2010.

/S/ WENDELL P. WEEKS
WENDELL P. WEEKS
Chairman

/S/ DENISE A. HAUSELT
DENISE A. HAUSELT
Secretary

STATE OF NEW YORK

ss:

COUNTY OF STEUBEN

WENDELL P. WEEKS and DENISE A. HAUSELT, being severally duly sworn, say, and each for himself or herself says, that the said Wendell P. Weeks is the Chairman and the said Denise A. Hauselt is the Secretary of Corning Incorporated, which is a corporation organized under the laws of the State of New York and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.

/S/ WENDELL P. WEEKS
WENDELL P. WEEKS
Chairman

/S/ DENISE A. HAUSELT
DENISE A. HAUSELT
Secretary

Subscribed and sworn to before me this 30th day of April, 2010.

/S/ SHERRY L. SMITH
Sherry L. Smith

Notary Public, State of New York
Qualified in Steuben County, No. 5009667
My Commission Expires March 15, 2011